UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 21, 2017
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Crossman Ave., Suite 210, Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 21, 2017, Chris Koverman, Vice President, Product and Engineering of Support.com, Inc. (the “Company”), announced his resignation from his position as an officer of the Company to pursue another opportunity. Mr. Koverman’s last day with the Company is expected to be September 1, 2017.  In connection with his resignation, Mr. Koverman did not have any disputes or disagreements with the Company.

“On behalf of the entire company, we thank Chris for his leadership and service, and wish him well in his future endeavors,” said Rick Bloom, Interim President and Chief Executive Officer of the Company. “We are confident in the Product and Engineering teams’ ability to comprehensively support the organization as we look to capitalize on the short and long term opportunities in front of us.”

“I want to thank the team at Support.com for this opportunity to impact the organization over the past few years,” said Mr. Koverman. “As I move on to a new opportunity, I am confident that Rick and the team will achieve success in the years ahead and I look forward to remaining a supporter and a shareholder of Support.com.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017

SUPPORT.COM, INC.

	By:	/s/ Michelle Johnson
	Name:	Michelle Johnson
	Title:	VP, General Counsel & Secretary